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                                                                     Exhibit 23

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3, No. 33-58736, 33-60229, 33-78760, 33-72170, 33-68542, 333-15533
and Forms S-8 No. 33-45348, 33-75466 and 33-88826) of Enzo Biochem, Inc. and in the related Prospectus of our report dated October 15, 1996, with respect to the consolidated financial statements and schedule of Enzo Biochem, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended
July 31, 1996.


                                              /s/ Ernst & Young LLP


Melville, New York
December 23, 1996